                                                                    EXHIBIT 10.2

                         REGISTRATION RIGHTS AGREEMENT


     This REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into as of December, 1, 1997, by and among FLIR SYSTEMS, INC., an Oregon corporation (the "Company"), SPECTRA-PHYSICS AB, a corporation organized under the laws of Sweden ("Spectra"), SPECTRA-PHYSICS HOLDINGS PLC, a public limited company organized under the laws of the United Kingdom ("Spectra UK"), and PHAROS HOLDINGS, INC., a corporation organized under the laws of the state of Delaware ("Pharos").

                                    RECITALS

     A. Spectra desires to sell to the Company, and the Company desires to purchase from Spectra, in accordance with the terms of that certain Combination Agreement, dated as of October 6, 1997 (the "Combination Agreement"), one hundred percent (100%) of the issued and outstanding shares of capital stock of AGEMA Infrared Systems AB, a corporation organized under the laws of Sweden, for an aggregate number of three million nine hundred twelve thousand two hundred eighty (3,912,280) shares of the voting Common Stock of the Company, par value $.01, and One Hundred and No/100 Dollars ($100.00).

     B. Spectra desires to sell to the Company, and the Company desires to purchase from Spectra, in accordance with the terms of the Combination Agreement, one hundred percent (100%) of the issued and outstanding shares of capital stock of AGEMA Infrared Systems, Ltd., a corporation organized under the federal laws of Canada, for an aggregate number of forty one thousand six hundred twenty (41,620) shares of the voting Common Stock of the Company, par value $.01, and Thirty and No/100 Dollars ($30.00).

     C. Spectra UK desires to sell to the Company, and the Company desires to purchase from Spectra UK, in accordance with the terms of the Combination Agreement, one hundred percent (100%) of the issued and outstanding shares of capital stock of AGEMA Infrared Systems Limited, a company organized under the laws of the United Kingdom, for an aggregate number of one hundred eighty three thousand one hundred twenty eight (183,128) shares of the voting Common Stock of the Company, par value $.01, and Twenty and No/100 Dollars ($20.00).

     D. Pharos desires to exchange, in accordance with the terms and conditions of the Combination Agreement, one hundred percent (100%) of the issued and outstanding shares of capital stock of AGEMA Infrared Systems, Inc., a Delaware corporation, solely for an aggregate number of twenty four thousand nine hundred seventy two (24,972) shares of the voting Common Stock of the Company, par value $.01, and the Company desires to acquire that stock from Pharos, solely in exchange for such shares of the voting Common Stock of the Company.

     E. The execution of this Agreement by the Company is a condition to the obligations of Spectra, Spectra UK and Pharos to close the transactions contemplated by the Combination Agreement.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties hereto agree as follows:

     1.   DEFINITIONS

          1.1 The term "Securities Act" means the Securities Act of 1933, as amended.

          1.2 The term "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          1.3 The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

          1.4 The term "Registrable Securities" means (i) the Common Stock of the Company acquired by Spectra, Spectra UK and Pharos upon the closing of the transactions contemplated in the Combination Agreement and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, such Common Stock; provided, however, that shares of Common Stock shall no longer be treated as Registrable Securities at such time as the Holder thereof is able to dispose of all Registrable Securities held by such Holder in one three-month period pursuant to Rule 144 or Rule 144(k) or after they have been sold (x) to or through a broker, dealer or underwriter in a public distribution or a public securities transaction, whether in a registered offering, pursuant to Rule 144 or otherwise, or (y) by a person in a transaction in which its rights under this Agreement are not assigned.

          1.5 The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding that are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities that upon issuance would be, Registrable Securities.

          1.6 The term "Holder" means any person signatory to this Agreement who owns or has the right to acquire Registrable Securities, or any assignee of such signatory's rights who holds Registrable Securities.

     2.   REQUEST FOR REGISTRATION

          2.1 If the Company shall receive at any time after twelve (12) months from the date of this Agreement, a written request from the Holders of Registrable Securities that the Company file a registration statement under the Securities Act covering a number of shares of the Registrable Securities equal to not less than five percent of the number of shares of Common Stock issued and outstanding on the date of such request, then the Company shall, within ten (10) days of the receipt thereof, give written notice of such request to all Holders and shall, subject to the provisions hereof, effect as soon as practicable, and in any event shall use its best efforts to effect within 120 days of the receipt of such request, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered within 20 days of the mailing of such notice by the Company, subject to Section 9.

          2.2 If the Holders initiating the registration request hereunder ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Agreement and the Company shall include such information in the written notice referred to in Section 2.1. In such event, the right of any Holder to include his or her Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Initiating Holders. Such underwriter or underwriters shall be reasonably acceptable to the Company.

          Notwithstanding any other provision of this Agreement, if the underwriter advises the Company in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities, including, without limitation, any shares offered by the Company, are first entirely excluded from the underwriting. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the Registration.

          2.3 Notwithstanding the foregoing, (i) the Company shall not be obligated to effect a registration pursuant to this Agreement during the period starting with the date forty-five (45) days prior to the Company's good faith estimated date of filing of, and ending on the date ninety (90) days following the effective date of, a registration statement pertaining to an underwritten public offering of securities for the account of the Company, provided the Company is at all times during such period diligently pursuing such registration and (ii) if the Company shall furnish to Holders requesting a registration statement pursuant to this Agreement, a certificate signed by the Chairman of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than 90 days after receipt of the request of the Initiating Holders; provided, however, that this right to delay any requested registration shall not be utilized more than once in any twelve (12) month period.

          2.4 In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 2:

          (A) If the Company has effected two registrations pursuant to this
     Section 2 within the preceding twelve (12) months; or

          (B) If the Company commits to initiate on its own the registration of Common Stock to be issued by the Company under Section 3 below within fifteen (15) days after receiving Holder's written request under Section
     2.1 above, and holds within sixty (60) days of such notice an organization meeting for such registration and effects such registration of all such Registrable Securities covered by such notice within one hundred twenty
     (120) days of the notice.

     3.   COMPANY REGISTRATION

     If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its stock or other securities under the Securities Act in connection with the public offering of such securities, solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan or in a business combination transaction, or a registration on any Form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time and at least thirty (30) days prior to the filing of a registration statement covering the Company's securities, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after the mailing of such notice by the Company, the Company shall, subject to the provisions of this Agreement, use its best efforts to cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered. The Holders' rights under this Section 3 may be exercised an unlimited number of times.

     4.   OBLIGATIONS OF THE COMPANY

     Whenever required under this Agreement to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

          4.1 Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred twenty (120) days.

          4.2 Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

          4.3 Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

          4.4 Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

          4.5 In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

          4.6 Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto covered by such registration statement is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

          4.7 Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Agreement, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

     5.   FURNISH INFORMATION

     It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any selling Holder, that such Holder shall furnish to the Company such information regarding it, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities and to execute such documents in connection with such registration as the Company may reasonably request.

     6.   EXPENSES OF FIRST DEMAND REGISTRATION

     All expenses, other than underwriting discounts and commissions relating to Registrable Securities, incurred in connection with registrations, filings or qualifications pursuant to this Agreement initially requested by the Holders pursuant to Section 2.1 hereof and representing the first such request during any twelve month period, including (without limitation) all registration, filing and qualification fees, printers and accounting fees, fees and disbursements of one counsel for the Holders (not to exceed a total of Twenty Five Thousand Dollars ($25,000) in any one registration) and fees and disbursements of counsel for the Company shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to this Agreement, if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case such expenses shall be borne by the holders of Registrable Securities requesting such registration, in proportion to the number of shares for which registration was requested), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 2; provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to this Agreement.

     7.   EXPENSES OF SECOND DEMAND REGISTRATION

     All expenses incurred in connection with registrations, filings or qualifications pursuant to this Agreement initially requested by the Holders pursuant to Section 2.1 hereof and representing the second such request during any twelve month period, including (without limitation) all registration, filing and qualification fees, printers and accounting fees, fees and disbursements of counsel for the Company shall be borne by the Holders.

     8.   EXPENSES OF COMPANY REGISTRATION

     All expenses, other than underwriting discounts and commissions relating to Registrable Securities, incurred in connection with registrations, filings or qualifications pursuant to this Agreement, including (without limitation) all registration, filing, and qualification fees, printers and accounting fees, fees and disbursements of one counsel for the Holders (not to exceed a total of Twenty Five Thousand Dollars ($25,000) in any one registration), and fees and disbursements of counsel for the Company shall be borne by the Company.

     9.   UNDERWRITING REQUIREMENTS

     In connection with any offering (other than an offering made pursuant to Section 2 of this Agreement) involving an underwriting of shares of capital stock of the Company, the Company shall not be required under this Agreement to include any of the Holders' securities in such underwriting unless such Holders accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it. If the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities that the underwriters reasonably believe is compatible with the success of the offering, then all of the shares, if any, requested to be included in the offering by Hughes Aircraft Company ("Hughes") pursuant to its Registration Rights Agreement with the Company dated May 12, 1993 shall be included in the offering before any Registrable Securities are included, and the underwriters may exclude up to a maximum of one hundred percent (100%) of the Registrable Securities so requested to be included in such registration, provided such registration does not include shares of any other selling shareholders, except Hughes. (The securities so included to be apportioned pro rata among the selling Holders according to the total amount of securities entitled to be included therein owned by each selling Holder or in such other proportion as shall mutually be agreed to by such selling Holders.)

     10.  DELAY OF REGISTRATION

     No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

     11.  INDEMNIFICATION

     In the event any Registrable Securities are included in a registration statement under this Agreement:

          11.1 To the extent not prohibited by law, the Company will indemnify and hold harmless each Holder, the partners, officers, directors and agents of each holder, and each person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, partner, officer, director or agent, or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 11.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder or controlling person.

          11.2 To the extent not prohibited by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities in such registration statement and any partner, officer, director, or controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 11.2, in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 11.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this Section 11.2 exceed the gross proceeds from the offering received by such Holder.

          11.3 Promptly after receipt by an indemnified party under this Agreement of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Agreement, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Agreement, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Agreement.

          11.4 If the indemnification provided for in this Agreement is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other, in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations.
The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          11.5 The foregoing indemnity agreements of the Company and Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of an indemnified party if a copy of the Final Prospectus was timely furnished to that indemnified party, that indemnified party had an obligation to furnish the Final Prospectus to the person asserting the loss, liability, claim or damage, and the indemnified party failed to so furnish the Final Prospectus at or prior to the time such action is required by the Securities Act.

          11.6 The obligations of the Company and Holders under this Agreement shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement, and otherwise.

     12.  REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934

     With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company agrees to:

          12.1 file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

          12.2 furnish to any Holder forthwith upon request, so long as the Holder owns any Registrable Securities, (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

     13.  ASSIGNMENT OF REGISTRATION RIGHTS

     The rights to cause the Company to register Registrable Securities pursuant to this Agreement may be assigned by a Holder to a transferee or assignee of such securities who acquires at least five hundred thousand (500,000) outstanding shares of Registrable Securities, appropriately adjusted for any stock dividend, stock split, or combination applicable to the Registrable Securities, or, if less, all of the transferor's Registrable Securities, and who assumes the transferor's or assignee's obligations hereunder; provided the Company is furnished with written notice of the name and address of the proposed transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that any transfer by a Holder to any partner or affiliate of the Holder shall not be subject to the limitation on the minimum number of shares to be transferred.

     14.  TERMINATION OF REGISTRATION RIGHTS

     No Holder shall be entitled to exercise any right provided for in this Agreement after December 1, 2007 (10) years.

     15.  SURVIVAL OF WARRANTIES

     The warranties, representations and covenants contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing.

     16.  SUCCESSORS AND ASSIGNS

     The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     17.  GOVERNING LAW

     This Agreement shall be governed by and construed in accordance with the laws of the state of Oregon.

     18.  COUNTERPARTS

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     19.  TITLES AND SUBTITLES

     The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     20.  NOTICES

     All notices, requests, demands or other communications required by or otherwise with respect to this Agreement shall be in writing and shall be deemed to have been duly given to any party when delivered personally (by courier service or otherwise), when delivered by facsimile and confirmed by return facsimile, or seven days after being mailed by first-class mail, postage prepaid and return receipt requested. Unless a party changes its address by giving notice to the other party as provided herein, notices shall be delivered to the parties at the addresses set forth on the signature pages hereof.

     21.  ATTORNEYS' FEES

     If a suit or action is filed by any party to enforce this Agreement or otherwise with respect to the subject matter of this Agreement, the prevailing party or parties shall be entitled to recover reasonable attorneys' fees incurred in connection with such suit or action as fixed by the trial court, and if any appeal is taken from the decision of the trial court, reasonable attorneys' fees as fixed by the appellate court.

     22.  AMENDMENTS AND WAIVERS

     Any term of this Agreement may be amended and the observance of any term may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding.

     23.  SEVERABILITY

     If one or more provisions of this Agreement is held to be unenforceable under applicable law, such provision shall be excluded from this Agreement, and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     24.  ENTIRE AGREEMENT

     This Agreement constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof and supersede all prior agreements with respect to the subject matter hereof.



                         [Signatures on following page]

   IN WITNESS WHEREOF, the parties have duly executed this REGISTRATION RIGHTS AGREEMENT as of the date first above written.


COMPANY:                      FLIR SYSTEMS, INC., AN OREGON CORPORATION


                              By:/s/ J. Kenneth Stringer III
                                 ---------------------------
                              Name: J. Kenneth Stringer III
                              Title: President
                              Address:   16505 S.W. 72nd Avenue
                                         Portland, OR  97224
                              Facsimile: 503-684-4188


SPECTRA:                      SPECTRA-PHYSICS AB, A CORPORATION ORGANIZED
                                    UNDER THE LAWS OF SWEDEN


                              By:/s/ Lars Spongberg
                                 ------------------
                              Name: Lars Spongberg
                              Title: President and CEO

                              By:/s/ Lennart Rappe
                                 -----------------
                              Name: Lennart Rappe
                              Title: Sr. Vice President and CFO
                              Address:   P.O. Box 5226
                                         S-10245 Stockholm, Sweden
                              Facsimile: +46 8 660 9226

SPECTRA UK:                   SPECTRA-PHYSICS HOLDINGS PLC, A PUBLIC
                                    LIMITED COMPANY ORGANIZED UNDER THE
                                    LAWS OF THE UNITED KINGDOM


                              By:/s/ Lennart Rappe
                                 -----------------
                              Name: Lennart Rappe
                              Title: President and CEO
                              Address:   77 Hugh Street, Brentford
                                         Middlesex TW8 0AB, England
                              Facsimile: +44 181 847 0452


PHAROS:                       PHAROS HOLDINGS, INC., A
                                    CORPORATION ORGANIZED UNDER THE LAWS OF
                                    THE STATE OF DELAWARE


                              By:/s/ John J. Carney
                                 ------------------
                              Name: John J. Carney
                              Title: President
                              Address:   3411 Silverside Rd., Suite 108
                                         Wilmington, DE 19810
                              Facsimile: 302-478-8962